                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                     Three months ended
                                                                SEPTEMBER 30,      OCTOBER 31,
                                                                   1997*               1998

Basic earnings per share:

  Net income                                                       $18,246           $29,121
                                                                   =======           =======

Weighted average number of outstanding common shares                42,856            44,259
                                                                   =======           =======

Basic earnings per share                                           $  0.43           $  0.66
                                                                   =======           =======

Diluted earnings per share:

  Net income                                                       $18,246           $29,121
                                                                   =======           =======

Weighted average number of outstanding common shares                42,856            44,259
Additional shares assuming exercise of stock options                 3,701             2,854
                                                                   -------           -------

Weighted average number of outstanding common shares
  assuming full dilution                                            46,557            47,113
                                                                   =======           =======

Diluted earnings per share                                         $  0.39           $  0.62
                                                                   =======           =======




* Restated for pooling of interests with Boston Technology, Inc.

                           Page 18 of 19 Total Pages

                                                                      EXHIBIT 11

                           COMVERSE TECHNOLOGY, INC.

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               Nine months ended
                                                         SEPTEMBER 30,     OCTOBER 31,
                                                             1997*            1998
Basic earnings per share:
  Net income                                               $50,790          $79,158
                                                           =======          =======

Weighted average number of outstanding common shares        42,241           43,867
                                                           =======          =======

Basic earnings per share                                   $  1.20          $  1.80
                                                           =======          =======

Diluted earnings per share:

  Net income                                               $50,790          $79,158
                                                           =======          =======


Weighted average number of outstanding common shares        42,241           43,867
Additional shares assuming exercise of stock options         3,389            3,460
                                                           -------          -------

Weighted average number of outstanding common shares
  assuming full dilution                                    45,630           47,327
                                                           =======          =======

Diluted earnings per share                                 $  1.11          $  1.67
                                                           =======          =======




* Restated for pooling of interests with Boston Technology, Inc.

                           Page 19 of 19 Total Pages